As filed with the Securities and Exchange Commission on August 9, 2002.
                                                      Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                     -------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                AXCAN PHARMA INC.
             (Exact name of registrant as specified in its charter)

             Canada                                        N/A
 (State or other jurisdiction of             (IRS Employer Identification No.)
  incorporation or organization)

                       597 Laurier Blvd., Mont St-Hillaire
                             Quebec, Canada J3H 6C4
                    (Address of Principal Executive Offices)

                       Axcan Pharma Inc. Stock Option Plan
                   As Amended And Restated On January 9, 2002
                            (Full title of the plan)

        CT Corporation System                          Copies to:
      111 8th Avenue, 13th Floor                    Wayne Shortridge
       New York, New York 10011          Paul, Hastings, Janofsky & Walker LLP
 (Name, address and telephone number,             Twenty-fourth Floor
  including area code, of agent for               600 Peachtree Street
               service)                          Atlanta, Georgia 30308
                                               Telephone: (404) 815-2400

                         CALCULATION OF REGISTRATION FEE

         ===========================================================================================================================
                                                          Proposed maximum offering       Proposed maximum
            Title of each class of       Amount to be            price per              aggregate offering           Amount of
          securities to be registered   registered (1)           share(1)(2)                  price (2)          registration fee(1)
         --------------------------------------------------------------------------------------------------------------------------
         Common Stock                       4,500,000               (2)                     $58,246,900             $10,434.45(3)
         ===========================================================================================================================
         Common Stock Purchase Rights      4,500,000                --                         --                  $    92.00(3)(4)
         ===========================================================================================================================


(1) 2,590,000 shares of the Registrant's Common Stock were previously registered pursuant to the Registrant's Registration Statement on Form S-8, Registration No. 333-75200 (the "Original Registration Statement") with respect to the Axcan Pharma Inc. Stock Option Plan as Amended and Restated on December 19, 2000 (the "2000 Plan"). The Registrant paid a filing fee of $8,252.00 in connection with the registration of its Common Stock pursuant to the Original Registration Statement. The Registrant has not completed distribution of Common Stock registered pursuant to the Original Registration Statement. The 2000 Plan was amended to increase the number of shares available for issuance thereunder and is now known as the Axcan Pharma Inc. Stock Option Plan as Amended and Restated on January 9, 2002 (the "2002 Plan"). This Registration Statement on Form S-8 is filed to register an additional 1,910,000 shares of Common Stock with respect to the 2002 Plan. In accordance with General Instruction E to Form S-8, the Registrant incorporates by reference the contents of the Original Registration Statement, filed on December 14, 2001. Upon a stock split, stock dividend or similar transaction in the future and during the effectiveness of this Registration Statement involving the Registrant's Common Stock, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. Calculation of this price is based upon the average high and low prices of the Common Stock as reported on The Nasdaq Stock Market's National System on December 10, 2001, for the shares registered by the Original Registration Statement, and on August 5, 2002, for the additional shares included in this Registration Statement. For this reason the proposed maximum offering price per share is $13.33 for the 2,590,000 shares registered in the Original Registration Statement, and $12.42 for the 1,910,000 additional shares included in this Registration Statement.

(3) $8,252 of this fee was paid with the filing of the Original Registration Statement. The remaining $2,274.45, due as the result of the inclusion of additional Common Stock and Common Stock Purchase Rights, is being paid herewith.

(4) Rights are attached to and trade with the Registrant's Common Stock. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock. The fee paid represents the minimum statutory fee pursuant to Section 6(b) of the Securities Act of 1933.

                                EXPLANATORY NOTE

         As permitted by General Instruction E to form S-8, this Registration Statement incorporates by reference the information contained in the Registrant's Registration Statement on Form S-8, registration no. 333-75200 with respect to the Axcan Pharma Inc. Stock Option Plan as Amended and Restated on December 19, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 1.  Interests of Named Experts and Counsel

         The opinion as to the legality of the Common Stock registered hereunder was rendered by Leger Robic Richard, g.p. Francois Painchaud is a Director and the Secretary of the Registrant and is a partner in Leger Robic Richard, g.p.

Item 2.  Exhibits

         The exhibits filed as part of this Registration Statement are as follows:

         Exhibit Number                     Description of Exhibit
         --------------                     ----------------------
         4.1               Axcan Pharma Inc. Stock Option Plan as Amended
                            and Restated on January 9, 2002.

         5                 Opinion of Leger Robic Richard, g.p.

         23.1              Consent of Raymond Chabot Grant Thornton, general
                            partnership.

         23.3              Consent of Leger Robic Richard, g.p. (contained
                            in Exhibit 5).

         24                Power of Attorney (contained on signature page
                            of Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Country of Canada, on this 9th day of August, 2002.

                                   AXCAN PHARMA INC.

                                   By: /s/ Leon F. Gosselin
                                      --------------------------------
                                        Leon F. Gosselin
                                        President and Chief Executive Officer

         Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Axcan Pharma Inc. in the United States, in the City of Birmingham, Alabama, on this 9th of August, 2002.


                                   AXCAN SCANDIPHARM, INC.
                                   (Authorized U.S. Representative)

                                   By: /s/ David W. Mims
                                      --------------------------------
                                        David W. Mims
                                        Vice-Chairman of the Board

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leon F. Gosselin and Jean Vezina, jointly and severally, his attorneys-in-fact, each with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


             Signature                                        Title                                             Date
             ---------                                        -----                                             ----

  /s/ Leon F. Gosselin                                 President, Chief Executive Officer                 August 9, 2002
------------------------------------                   and Director  (principal executive
Leon F. Gosselin                                       officer)


 /s/ David W. Mims                                     Executive Vice President and Chief                 August 9, 2002
------------------------------------                   Operating Officer and Director
David W. Mims

 /s/ Francois Painchaud                                Secretary and Director                             August 9, 2002
------------------------------------
Francois Painchaud

 /s/ Jacques Gauthier                                  Director                                           August 9, 2002
------------------------------------
Jacques Gauthier

 /s/ Louis P. Lacasse                                  Director                                           August 9, 2002
------------------------------------
Louis P. Lacasse

 /s/ Colin R. Mallet                                   Director                                            July 11, 2002
------------------------------------
Colin R. Mallet

 /s/ Dr. Claude Sauriol                                Director                                           August 9, 2002
------------------------------------
Dr. Claude Sauriol

/s/ Jean Sauriol                                       Director                                           August 9, 2002
------------------------------------
Jean Sauriol

                                                       Director                                           ______________
------------------------------------
Liza Page Nelson

 /s/ Michael M. Tarnow                                 Director                                           August 9, 2002
------------------------------------
Michael M. Tarnow

 /s/ Jean Vezina                                       Vice President, Finance and Chief                  August 9, 2002
------------------------------------                   Financial Officer (principal
Jean Vezina                                            financial officer and principal
                                                       accounting officer)


                                  EXHIBIT INDEX


  Exhibit Number                     Description of Exhibit
  --------------                     ----------------------
  4.1               Axcan Pharma Inc. Stock Option Plan as Amended and
                     Restated on January 9, 2002.

  5                 Opinion of Leger Robic Richard, g.p.

  23.1              Consent of Raymond Chabot Grant Thornton, general
                     partnership.

  23.3              Consent of Leger Robic Richard, g.p (contained in
                     Exhibit 5).

  24                Power of Attorney (contained on signature page of
                     Registration Statement).